EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the reference to our Firm under the heading "Other Service Providers" in the Statement of Additional Information of Eaton Vance Equity Research Fund in this Post-Effective Amendment No. 78 to the Registration Statement on Form N-1A of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946).

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

August 16, 2001
Boston, Massachusetts